UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 18, 2008 (March 13, 2008)
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 434-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
     On March 18, 2008, PPG Industries, Inc. (the “Company”) completed a public offering of $600,000,000 in aggregate principal amount of its 5.75% Notes due 2013 (the “2013 Notes”), $700,000,000 in aggregate principal amount of its 6.65% Notes due 2018 (the “2018 Notes”) and $250,000,000 in aggregate principal amount of its 7.70% Notes due 2038 (the “2038 Notes” and, together with the 2013 Notes and the 2018 Notes, the “Notes”). The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No. 333-145063), filed with the Securities and Exchange Commission on August 2, 2007 and supplemented by the Prospectus Supplement dated March 13, 2008.
     The Company entered into an Underwriting Agreement, dated March 13, 2008, among the Company and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the 2013 Notes to the Underwriters at an issue price of 99.400% of the principal amount thereof, and the Underwriters offered the 2013 Notes to the public at a price of 99.949% of the principal amount thereof. The Company sold the 2018 Notes to the Underwriters at an issue price of 99.350% of the principal amount thereof, and the Underwriters offered the 2018 Notes to the public at a price of 99.950% of the principal amount thereof. The Company sold the 2038 Notes to the Underwriters at an issue price of 99.125% of the principal amount thereof, and the Underwriters offered the 2038 Notes to the public at a price of 99.433% of the principal amount thereof. Interest is payable on the Notes on each March 15 and September 15, commencing on September 15, 2008. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments if the Underwriters are required to make any payments in respect of any of these liabilities.
     The Notes were issued pursuant to an Indenture, dated as of March 18, 2008 (the “Original Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Supplemental Indenture as to the Notes, dated as of March 18, 2008, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). The Company may issue additional debt from time to time pursuant to the Original Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase Notes upon a Change of Control Triggering Event (as defined in the Supplemental Indenture) at a price equal to 101% of their principal amount plus accrued and unpaid interest.
     The Company intends to use the net proceeds from the offering of the Notes to repay the €1 billion bridge loan entered into with multiple lenders and Credit Suisse as administrative agent for those lenders, in connection with the recently completed acquisition of the SigmaKalon Group and for other general corporate purposes of the Company.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 13, 2008, among PPG Industries, Inc. and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Trust Company, N.A.

4.2	Supplemental Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Trust Company, N.A.

5.1	Opinion of Linklaters LLP.

5.2	Opinion of James C. Diggs.

23.1	Consent of Linklaters LLP (included in Exhibit 5.1 hereto).

23.2	Consent of James C. Diggs (included in Exhibit 5.2 hereto).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2008	PPG INDUSTRIES, INC. (Registrant)
	By:	/s/ William H. Hernandez
William H. Hernandez
Senior Vice President, Finance and Chief Financial Officer